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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-55174, 333-23885, and 333-111968 on Form S-8 and Registration Statement No. 333-113763 and 333-115442 on Form S-3 of Bone Care International, Inc. of our dated September 8, 2004 appearing in the Annual Report on Form 10-K of Bone Care International, Inc. for the year ended June 30, 2004.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
September 10, 2004